Exhibit 32
      CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350
     (AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


         In connection with the Quarterly Report of Almost Family, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




Date:    November 14, 2003          By  /s/ William B. Yarmuth
         -----------------            ------------------------

                                     William B. Yarmuth
                                     Chairman of the Board, President & Chief
                                     Executive Officer



Date:    November 14, 2003          By  /s/ C. Steven Guenthner
         -----------------            -------------------------

                                      C. Steven Guenthner
                                      Senior Vice President & Chief
                                      Financial Officer



A signed copy of this original statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff on request.